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PRESS RELEASE                                                      EXHIBIT 99.2


                                   [L3 LOGO]
                       ----------------------------------
                         L-3 Communications Corporation
                                600 Third Avenue
                               New York, NY 10016
                         212-697-1111 Fax: 212-682-9553


                                                           NEWS


Contact:   Cynthia Swain
           Vice President, Corporate Communications
           L-3 Communications
           212-697-1111

                                                           For Immediate Release

Contact:   FD Morgen-Walke
           Investors: Eric Boyriven, Olivia Pirovano
           Media: Evan Goetz
           212-850-5600


                 L-3 COMMUNICATIONS INITIATES FULL REDEMPTION OF
             ALL OF ITS OUTSTANDING 8 1/2% SENIOR SUBORDINATED NOTES

NEW YORK, NY, May 21, 2003 - L-3 Communications Holdings, Inc. (NYSE: LLL) announced today that L-3 Communications Corporation, its wholly owned subsidiary, has initiated a full redemption of all of its outstanding $180 million aggregate principal amount of 8 1/2% Senior Subordinated Notes due 2008. All Notes will be redeemed on June 20, 2003 at a redemption price of 104.250% of the principal amount thereof, plus accrued and unpaid interest to June 20, 2003. On or before June 20, 2003, the Notes should be presented to The Bank of New York, as paying agent for the redemption, at the address set forth in the Notice of Redemption, dated May 21, 2003, sent that day to all registered holders.

Interest on the Notes will cease to accrue on and after June 20, 2003 and the only remaining right of holders of the Notes is to receive payment of the redemption price upon surrender to the paying agent, plus accrued and unpaid interest up to, but not including, June 20, 2003.

In connection with the redemption of the Notes, the company will record a noncash charge in the second quarter of 2003 of approximately $7 million after-tax or $0.07 per diluted share, related to the redemption premium and the write-off of the unamortized deferred debt issue costs on the Notes.

This press release shall not constitute a notice of redemption of the Notes.

Headquartered in New York City, L-3 Communications is a leading merchant supplier of Intelligence, Surveillance and Reconnaissance (ISR) systems and products, secure communications systems and products, avionics and ocean products, training devices and services, microwave components and telemetry, instrumentation, space and navigation products. Its customers include the Department of Defense, Department of Homeland Security, selected U.S. government intelligence agencies, aerospace prime contractors and commercial telecommunications and wireless customers.






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L-3 COMMUNICATIONS INITIATES FULL REDEMPTION OF SENIOR SUBORDINATED NOTES Page 2


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company's Safe Harbor Compliance Statement for Forward-looking Statements included in the company's recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.


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